                                                                  EXHIBIT (e)(1)


                         AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of August 28, 2000 (this "Agreement"), among Beringer Wine Estates Holdings, Inc., a Delaware corporation
 ---------
(the "Company"), Foster's Brewing Group Limited (ABN:49 007 620 886), a
      -------
corporation organized under the laws of the State of South Australia, Commonwealth of Australia ("Parent"), and Bordeaux Acquisition Corp., a Delaware
                            ------
corporation and a wholly owned subsidiary of Parent ("Purchaser").
                                                      ---------

                                   RECITALS

          A. The Boards of Directors of the Company and Parent have each determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

          B. In furtherance thereof, it is proposed that Purchaser will make a cash tender offer (the "Offer") to purchase all of the issued and outstanding
                        -----
shares of Class A common stock, $0.01 par value, of the Company (the "Class A
                                                                      -------
Shares") and all of the issued and outstanding shares of Class B common stock,
------
$0.01 par value, of the Company (the "Class B Shares" and, together with the
                                      --------------
Class A Shares, the "Shares"), for $55.75 per Share (such price or such higher
                     ------
price as may be paid in the Offer the "Per Share Amount"), net to the seller in
                                       ----------------
cash;

          C. Also in furtherance thereof, the Boards of Directors of the Company and Purchaser have each approved the merger (the "Merger") of Purchaser
                                                          ------
into the Company following the Offer in accordance with the Delaware General Corporation Law (the "DGCL") and upon the terms and subject to the conditions
                      ----
set forth herein;

          D.   The members of the Board of Directors of the Company (the "Board
                                                                          -----
of Directors") present at a meeting duly called and held on August 28, 2000 have
------------
unanimously resolved to recommend acceptance of the Offer and the Merger to the holders of Shares (the "Stockholders") and have determined that the
                        ------------
consideration to be paid for each Share in the Offer and the Merger is fair to the holders of such Shares and to recommend that the holders of such Shares accept the Offer and approve the Merger, this Agreement and the transactions contemplated hereby; and

          E. In order to induce Parent and Purchaser to enter into this Agreement, concurrently with the execution and delivery hereof, Parent, Purchaser and certain of the Company's Stockholders (who beneficially own approximately 55% of the outstanding Shares), are entering into a Tender, Voting and Option Agreement, dated the date hereof (the "Voting Agreement"):
                                                  ----------------

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Purchaser hereby agree as follows:


                              I. THE TENDER OFFER

          1.1  The Offer. (a) Provided that this Agreement shall not have been
               ---------
terminated in accordance with Section 8.1 hereof and none of the events set forth in Annex I hereto shall have occurred and be continuing, as promptly as practicable, but in no event later than September 5, 2000, Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Offer whereby Purchaser will offer to
                       ------------
purchase for cash all of the Shares at $55.75 per Share, net to the seller in cash, without interest, and, subject to the conditions of the Offer and this Agreement, shall use reasonable best efforts to consummate the Offer. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of Shares, the Per Share Amount will be correspondingly adjusted on a per Share basis to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of Shares. The obligation of Purchaser to consummate the Offer and to accept for payment any Shares tendered pursuant thereto shall be subject to the satisfaction of only those conditions set forth in Annex I. Subject to Section 1.1(b), Parent expressly reserves the right to waive any such condition or to increase the price per Share to be paid pursuant to the Offer. The Per Share Amount shall be net to the seller in cash, subject to reduction only for any applicable Federal back-up withholding or stock transfer taxes payable by the seller. The Company agrees that no Shares held by the Company will be tendered pursuant to the Offer.

          (b) Without the prior written consent of the Company, Purchaser shall not (i) decrease or change the form of the Per Share Amount, (ii) decrease the number of Shares sought in the Offer, (iii) amend or waive satisfaction of the Minimum Condition (as defined in Annex I), (iv) impose additional conditions to the Offer, or (v) amend any other term of the Offer in any manner adverse to the holders of Shares; provided, however, that if on the initial expiration date of
                   --------  -------
the Offer, which will be 20 Business Days following commencement of the Offer (together with any extensions thereof, the "Expiration Date"), all conditions to
                                            ---------------
the Offer shall not have been satisfied or waived, Purchaser may, and at the Company's request will, extend the Expiration Date from time to time for such additional periods not to exceed 30 calendar days in the aggregate in order to permit such conditions to be satisfied (but not beyond the Outside Date), and Purchaser may amend any term of the Offer in any manner not materially adverse to the Stockholders. Notwithstanding that all conditions to the Offer have been satisfied, Parent may, in its sole discretion, extend the Expiration Date for up to 10 Business Days. In the event that the Minimum Condition has been satisfied and all other conditions to the Offer have been satisfied or waived but less than 100% of the Class A Shares and 90% of the Class B Shares, calculated on a fully diluted basis, have been validly tendered and not withdrawn on the Expiration Date, Purchaser shall accept and purchase all of the Shares tendered in the initial offer period and may notify Stockholders of Purchaser's intent to provide a "subsequent offer period," as long as providing for the subsequent offering period does not require the extension of the initial offer period under applicable rules and regulations of the Securities and Exchange Commission (the "SEC"), for tender of at least 100% of the Class A Shares and
                 ---
90% of the Class B Shares pursuant to Rule 14d-11 of the Exchange Act, which subsequent offer period shall not exceed 10 Business Days. Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and purchase, as soon as permitted under the terms of the Offer, all Shares validly tendered and not withdrawn prior to the expiration of the Offer. For the benefit of the Stockholders, Parent shall cause Purchaser to have sufficient funds to make all payments required to be made pursuant to Sections 2.6 and 2.8 hereof, and Parent shall cause Purchaser to comply with all of its obligations hereunder.

          (c) As soon as practicable on the date of the public announcement of the Offer, Purchaser will file or cause to be filed with the SEC the joint press release announcing the Offer on Schedule TO ("Schedule TO"), and as soon as
                                              -----------
practicable on the date of commencement of the Offer, Purchaser will file or cause to be filed with the SEC a tender offer statement on Schedule TO which will contain an offer to purchase and related letter of transmittal and other ancillary Offer documents and instruments pursuant to which the Offer will be made (collectively, with any supplements or amendments thereto or any other documents filed by Parent or Purchaser with the SEC with respect to the Offer and related transactions, the "Offer Documents"). Each of Parent, Purchaser and
                               ---------------
the Company agrees promptly to correct any information provided by it for use in the Schedule TO or the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and to supplement the information provided by it specifically for use in the Schedule TO or the Offer Documents to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and Purchaser further agrees to take all steps necessary to cause the Schedule TO, as so corrected or supplemented, to be filed with the SEC and the Offer Documents, as so corrected or supplemented, to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on any Offer Documents before they are filed with the SEC.

          1.2  Company Action. (a) The Company hereby approves of and consents
               --------------
to the Offer and represents and warrants that (i) the Board of Directors, at a meeting duly called and held on August 28, 2000, unanimously (with one Board member absent) and duly (x) approved and adopted this Agreement and approved the Voting Agreement and the transactions contemplated hereby and thereby, including the Offer and the Merger (such adoption and approval being sufficient to render
Section 203 of the DGCL inapplicable to this Agreement and the Voting Agreement and the transactions contemplated hereby, including the Offer and the Merger, assuming that Parent and Purchaser are not "interested stockholders," as such term is defined in Section 203 of the DGCL (an "interested stockholder"), immediately prior to the execution of this Agreement and the Voting Agreement by Parent and Purchaser), (y) recommended that the Stockholders accept the Offer, tender their Shares pursuant to the Offer and adopt and approve this Agreement and the transactions contemplated hereby, including the Merger, and (z) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the Stockholders and (ii) Goldman, Sachs & Co., the Company's financial advisor, has rendered to the

Board of Directors its opinion to the effect that the consideration to be received by the holders of Shares pursuant to the Offer and the Merger is fair to such holders from a financial point of view.

          (b) The Company shall file with the SEC, on the date of the filing by Purchaser of the joint press release on Schedule TO, the joint press release announcing the Offer on Schedule 14D-9 and, on the date of the filing by Purchaser of the Schedule TO containing a tender offer statement, a Solicitation/Recommendation Statement (such filings, together with any amendments or supplements thereto, the "Schedule 14D-9"). The Schedule 14D-9
                                        --------------
will comply in all material respects with the provisions of all applicable Federal securities laws. The Company will use its reasonable best efforts to have Schedule 14D-9 available for inclusion in the initial mailing (and any subsequent mailing) of the Offer Documents to the Stockholders. In the event that the Schedule 14D-9 is not available for inclusion in the initial mailing (and any subsequent mailing), the Company shall promptly, at its expense, mail such Schedule 14D-9 to Stockholders. The Schedule 14D-9 and the Offer Documents will contain the recommendations of the Board of Directors described in Section 1.2(a) hereof. The Company agrees promptly to correct the Schedule 14D-9 if and to the extent that it shall become false or misleading in any material respect (and each of Parent and Purchaser, with respect to written information supplied by it specifically for use in the Schedule 14D-9, shall promptly notify the Company of any required corrections of such information and cooperate with the Company with respect to correcting such information) and to supplement the information contained in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to Stockholders to the extent required by applicable Federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 before it is filed with the SEC.

          (c) In connection with the Offer, the Company shall promptly upon execution of this Agreement furnish Parent with mailing labels containing the names and addresses of all record holders of Shares and security position listings of Shares held in stock depositories, each as of a recent date, and shall promptly furnish Parent with such additional information, including updated lists of Stockholders, mailing labels and security position listings, and such other information and assistance as Parent or its agents may reasonably request for the purpose of communicating the Offer to the record and beneficial holders of Shares.

          1.3  Directors.  If requested by Parent, (a) following the purchase by
               ---------
Purchaser of any Shares pursuant to the Offer and thereafter (b) the purchase of Shares pursuant to the Voting Agreement, and from time to time thereafter as Shares are acquired by Purchaser, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors as will give Parent, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board of Directors equal to at least that number of directors which equals the product of the total number of directors on the Board of Directors (giving effect to the directors appointed or elected pursuant to this sentence and including current directors serving as officers of the Company) multiplied by the percentage that the aggregate number of Shares beneficially owned by Parent or any affiliate of Parent (including for purposes of this Section 1.3 such Shares as are accepted for payment pursuant to the Offer, but excluding Shares held by the Company) bears to the number of Shares outstanding. At such times, if requested by Parent, the Company will also cause each committee of the Board of Directors to include persons designated by Parent constituting the same percentage of each such committee as Parent's designees are of the Board of Directors. The Company shall, upon request by Parent, promptly increase the size of the Board of Directors or use its best efforts to secure the resignations of such number of directors as is necessary to enable Parent's designees to be elected to the Board of Directors in accordance with the terms of this Section 1.3 and shall cause Parent's designees to be so elected; provided, however, that, in the event
                                           --------  -------
that Parent's designees are appointed or elected to the Board of Directors, until the Effective Time, the Board of Directors shall include at least three directors who are directors on the date hereof and who are neither officers of the Company nor designees, stockholders, affiliates or associates (within the meaning of the Federal securities laws) of Parent (such directors, the "Independent Directors"); provided further, that if no Independent Directors
 ---------------------    -------- -------
remain, the other directors shall designate three persons to fill the vacancies none of whom shall be either an officer of the Company or a designee, stockholder, affiliate or associate of Parent, and such persons shall be deemed to be Independent Directors for purposes of this Agreement.

          Subject to applicable law, the Company shall promptly take all action necessary pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section
1.3 and shall include in the Schedule 14D-9 mailed to Stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if Parent has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3. Parent will supply the Company and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1. Notwithstanding anything in this Agreement to the contrary, prior to the Effective Time, the affirmative vote of a majority of the Independent Directors shall be required to (i) amend or terminate this Agreement on behalf of the Company, (ii) exercise or waive any of the Company's rights or remedies hereunder, (iii) extend the time for performance of Parent's obligations hereunder, or (iv) take any other action by the Company in connection with this Agreement required to be taken by the Board of Directors. Notwithstanding anything in this Agreement to the contrary, Parent agrees that, prior to the Effective Time, the affirmative vote of a majority of the Independent Directors shall be sufficient to cause the Company to enforce any of its rights or remedies with respect to this Agreement.

                                II.  THE MERGER

          2.1  The Merger.  At the Effective Time and subject to and upon the
               ----------
terms and conditions of this Agreement and the DGCL, Purchaser will be merged with and into the Company, the separate corporate existence of Purchaser will cease and the Company will continue as the surviving corporation. The Company as the surviving corporation after the Merger hereinafter sometimes is referred to as the "Surviving Corporation."
        ---------------------

          2.2  Effective Time. On or as promptly as practicable after the
               --------------
Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the time of such filing being the "Effective
                                                                     ---------
Time").
----

          2.3  Effect of the Merger; Closing.  At the Effective Time, the effect
               -----------------------------
of the Merger will be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time all property, rights, privileges, powers and franchises of the Company and Purchaser will vest in the Surviving Corporation. The closing of the Merger (the "Closing") shall take place at a time and on a date (the "Closing Date") to be
 -------                                                  ------------
specified by the parties, which will be no later than the third Business Day after satisfaction or waiver of the latest to occur of the conditions precedent set forth in Article VII, at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York, unless another time, date or location is agreed to in writing by the parties. "Business Day" means any day other than Saturday, Sunday or a federal holiday.

          2.4  Subsequent Actions. If, at any time after the Effective Time, the
               ------------------
Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of either the Company or Purchaser, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

          2.5  Certificate of Incorporation; By-Laws; Directors and Officers.
               -------------------------------------------------------------
(a) At the Effective Time, the Certificate of Incorporation of Purchaser, as in effect immediately before the Effective Time, will be the Certificate of Incorporation of the Surviving Corporation (as the same may be amended from time to time) until thereafter amended as provided by law and such Certificate of Incorporation, except that Article FIRST of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows:
"The name of the corporation is Beringer Wine Estates Holdings, Inc."

          (b) The By-Laws of Purchaser, as in effect immediately before the Effective Time, will be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

          (c) The directors of Purchaser immediately before the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Company immediately before the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation. If, at the Effective Time, a vacancy shall exist on the board of directors of the Surviving Corporation or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

          2.6  Conversion of Securities. At the Effective Time, by virtue of the
               ------------------------
Merger and without any action on the part of Purchaser, the Company or the holder of any of the following securities:

          (a) Each Share issued and outstanding immediately before the Effective Time (other than any Shares to be canceled pursuant to Section 2.6(b) hereof and any Dissenting Shares) will be canceled and extinguished and be converted into the right to receive the Per Share Amount in cash payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such Share in the manner provided in Section 2.8 hereof. All such Shares, when so converted, will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate formerly representing any such Share will cease to have any rights with respect thereto, except the right to receive the Per Share Amount therefor upon the surrender of such certificate in accordance with Section 2.8 hereof.

          (b) Each Share held in the treasury of the Company and each Share owned by Parent or any direct or indirect wholly owned subsidiary of Parent immediately before the Effective Time will be canceled and extinguished and no payment or other consideration will be made with respect thereto.

          (c) Each share of common stock, par value $0.01 per share, of Purchaser issued and outstanding immediately before the Effective Time will thereafter represent one validly issued, fully paid and nonassessable common share, par value $0.01 per share, of the Surviving Corporation.

          2.7  Dissenting Shares. (a) Notwithstanding any provision of this
               -----------------
Agreement to the contrary, any Shares issued and outstanding immediately prior to the Effective Time and held by a holder who has demanded and perfected his demand for appraisal in accordance with the DGCL and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting Shares") will not be converted into or represent a right to receive
  -----------------
cash pursuant to Section 2.6 hereof, but the holder thereof will be entitled to only such rights as are granted by the DGCL.

          (b) Notwithstanding the provisions of Section 2.7(a) hereof, if any dissenting Stockholder who demands appraisal of his Shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares will automatically be converted into and represent only the right to receive cash as provided in Section 2.6(a) hereof, without interest thereon, upon surrender of the certificate or certificates formerly representing such Shares.

          (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Parent, settle or offer to settle any such demands.

          2.8  Surrender of Shares; Stock Transfer Books. (a) Before the
               -----------------------------------------
Effective Time, Parent shall designate a bank, trust company or stock transfer agent to act as agent for the holders of Shares in connection with the Merger (the "Exchange Agent") to receive the funds necessary to make the payments
      --------------
contemplated by Section 2.6 hereof. At or immediately prior to the Effective Time, Parent shall make available to the Exchange Agent for the benefit of holders of Shares the consideration to which such holders will be entitled at the Effective Time pursuant to Section 2.6 hereof.

          (b) Each holder of a certificate or certificates representing any Shares canceled upon the Merger pursuant to Section 2.6(a) (the "Certificate(s)") may thereafter surrender such Certificate or Certificates to
 --------------
the Exchange Agent, as agent for such holder, to effect the surrender of such Certificate or Certificates on such holder's behalf for a period ending one year after the Effective Time. Promptly after the Effective Time, Parent shall cause the distribution to holders of record of Shares as of the Effective Time of appropriate materials to facilitate such surrender. Upon the surrender of Certificates for cancellation, together with such materials, Parent shall cause the Exchange Agent to pay the holder of such Certificates in exchange therefor cash in an amount equal to the Per Share Amount multiplied by the number of Shares represented by such Certificate. Until so surrendered, each such Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares held by Parent or in the treasury of the Company) will represent solely the right to receive the aggregate Per Share Amount relating thereto.

          (c) If payment of cash in respect of canceled Shares is to be made to a Person other than the Person in whose name a surrendered Certificate or instrument is registered, it will be a condition to such payment that the Certificate or instrument so surrendered be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate or instrument surrendered or shall have established to the satisfaction of Parent or the Exchange Agent that such tax either has been paid or is not payable.

          (d) At the Effective Time, the stock transfer books of the Company will be closed and there will not be any further registration of transfers of shares of capital stock thereafter on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they will be canceled and exchanged for cash as provided in Section 2.6(a). No interest will accrue or be paid on any cash payable upon the surrender of a Certificate or Certificates which immediately before the Effective Time represented outstanding Shares.

          (e) Promptly following the date which is one year after the Effective Time, the Exchange Agent will deliver to Parent all cash, certificates and other documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent's duties will terminate. Thereafter, each holder of a Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares held by Parent or in the treasury of the Company) may surrender such

Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration thereof the aggregate Per Share Amount relating thereto, without any interest or dividends thereon.

          (f) The Per Share Amount paid in the Merger will be net to the holder of Shares in cash, subject to reduction only for any applicable federal back-up withholding or, as set forth in Section 2.8(c) hereof, stock transfer taxes payable by such holder.

          (g) In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Per Share Amount deliverable in respect thereof as determined in accordance with Section 2.6 hereof if the Person to whom the Per Share Amount is paid, as a condition precedent to the payment thereof, gives the Surviving Corporation a bond in such sum as the Surviving Corporation may direct or otherwise indemnifies the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

          2.9  Stock Options. (a) The Company shall take all actions necessary
               -------------
(which include, but are not limited to, satisfying the requirements of Rule 16b-3(e) promulgated under Section 16 of the Exchange Act, without incurring any liability in connection therewith) to provide that, upon consummation of the Merger, each then-outstanding option to purchase Shares (the "Options") granted
                                                              -------
under any of the Company's stock option plans referred to in Section 4.2 hereof, each as amended (collectively, the "Option Plans"), will be canceled by the
                                    ------------
Company in exchange for payment to the holders of such Options of an amount in respect thereof equal to the product of (1) the excess, if any, of the Per Share Amount over the per Share exercise price thereof and (2) the number of Shares subject thereto (such payment to be net of applicable withholding taxes). Any Options not canceled, exercised or converted prior to the Effective Time will, by reason of the Merger, thereafter represent the right to receive, upon payment of the exercise price therefor, an amount in cash, without interest, equal to the Per Share Amount times the number of Shares subject thereto (such payment to be net of applicable withholding taxes).

          (b) The Company shall take all actions necessary to provide that on and after the date of this Agreement, (i) no Shares shall be purchased under any Option Plan that is an "employee stock purchase plan," as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended, including all citations thereto or to the Treasury Regulations promulgated thereunder and shall include any amendment, substitute or successor provisions thereto (the "Code") from and after the date of this Agreement and (ii) any amounts previously contributed by employees (through payroll deduction or otherwise) for the purpose of purchasing Shares under any such Option Plan (for which the Shares have not been purchased as of the date of this Agreement) shall be returned to such employees prior to the Effective Time.

          (c) Except as provided herein or as otherwise agreed to by the parties, (i) the Company shall cause the Option Plans to terminate as of the Effective Time and (ii) the Company shall ensure that following the Effective Time no person, including any holder of Options or any participant in the Option Plans, will have any right to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

          (d) Prior to the Effective Time, the Company shall, if necessary (i) obtain any consents from holders of Options and (ii) make any amendments to the terms of the Option Plans that the Company deems necessary to give effect to the actions contemplated by subsections (a), (b) and (c) of this Section 2.9. Notwithstanding any other provision of this Section 2.9, payment may be withheld in respect of any Option until the necessary consents are obtained.

                    III.  REPRESENTATIONS AND WARRANTIES OF
                               PARENT AND PURCHASER

          Parent and Purchaser represent and warrant to the Company as follows:

          3.1  Corporate Organization.  Each of Parent and Purchaser is a
               ----------------------
corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and has the corporate power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted. Purchaser is a corporation in good standing under the laws of its jurisdiction of incorporation.

          3.2  Authority Relative to this Agreement. The execution and delivery
               ------------------------------------
of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Purchaser and no other corporate proceeding or approval by the shareholders of Parent is necessary for the execution and delivery of this Agreement by Parent or Purchaser, the performance by Parent or Purchaser of their respective obligations hereunder and the consummation by Parent or Purchaser of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of each such corporation, enforceable against each of them in accordance with its terms.

          3.3  No Conflict; Required Filings and Consents. (a) The execution and
               ------------------------------------------
delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to Parent or Purchaser or by which any of their property is bound or affected, (ii) violate or conflict with the Certificate of Incorporation, By-Laws or similar constituent documents of Parent or the Certificate of Incorporation or By-Laws of Purchaser, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a liens, pledges, security interests, claims or other encumbrances (collectively, "Liens") on any of the property or assets of Parent or Purchaser
                -----
pursuant to, any contract, instrument, permit, license or franchise to which Parent or Purchaser is a party or by which Parent or Purchaser or any of their property is bound or affected;

except in the case of clauses (i) and (iii) for conflicts, violations, breaches or defaults that individually and in the aggregate would not be reasonably expected to prevent or materially impair or delay the consummation by Parent or Purchaser of the transactions contemplated hereby (each a "Parent Material
                                                           ---------------
Adverse Effect").
--------------

          (b) Except for applicable requirements, if any, of the Exchange Act, the Australian Stock Exchange Listing Rules, the rules promulgated by the Australian Securities and Investments Commission and under Competition Laws, filings and approvals required by federal and state alcoholic beverage governmental authorities and filing and recordation of appropriate merger documents as required by the DGCL, neither Parent nor Purchaser is required to submit any notice, report or other filing with any governmental or regulatory authority, domestic or foreign, including without limitation, any quasi-governmental, supranational, statutory, environmental entity or any stock exchange or court (each, a "Governmental Authority"), in connection with the
                            ----------------------
execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, the failure of which to submit would have a Parent Material Adverse Effect. No waiver, consent, approval or authorization of any governmental or regulatory authority, domestic or foreign, is required to be obtained or made by either Parent or Purchaser in connection with its execution, delivery or performance of this Agreement the failure of which to obtain or make would have a Parent Material Adverse Effect. For the purposes of this Agreement, "Competition Laws" means statutes, rules, regulations, orders, decrees,
 ----------------
administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade, and includes the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
                                                                           ---
Act"), and, to the extent applicable, equivalent laws of the European Union or
---
the member states thereof, Australia and any other country in which the Company, its Subsidiaries, Parent or its Subsidiaries has operations or derives revenue.

          3.4  Brokers. Except for UBS Warburg LLC, no broker, finder or
               -------
investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Purchaser that is or will be payable by the Company or any of its Subsidiaries.

          3.5  Offer Documents; Proxy Statement. None of the information
               --------------------------------
supplied by Parent, Purchaser, their respective officers, directors, representatives, agents or employees (the "Parent Information"), for inclusion
                                           ------------------
in the Proxy Statement, or in any amendments thereof or supplements thereto, will, on the date the Proxy Statement is first mailed to Stockholders or at the time of the Company Stockholders' Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, will be false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. Neither the Offer Documents nor any amendments thereof or supplements thereto will, at any time the Offer Documents or any such amendments or supplements are filed with the SEC or first published, sent or given to the Stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Parent and Purchaser do not make any representation or warranty with respect to any information that has been supplied by the Company or its accountants, counsel or other authorized representatives for use in any of the foregoing documents or extracted from reports or other documents filed by the Company with the SEC. The Offer Documents and any amendments or supplements thereto will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          3.6  Ownership of Shares. Immediately prior to the execution of this
               -------------------
Agreement and the Voting Agreement by Parent and Purchaser, neither Parent nor any of its Affiliates or Subsidiaries, each as defined in the Exchange Act (excluding for purposes hereof any outside director of Parent, provided that such director does not hold in the aggregate more than 1% of the outstanding Shares), (i) beneficially owns (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly or (ii) is party to any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company.


                IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth (subject to Section 9.5, including an identification by section reference to the representations and warranties to which such exceptions relate) on the Disclosure Schedule to this Agreement initialed by Parent and the Company (the "Disclosure Schedule"), the Company
                                          -------------------
hereby represents and warrants to Parent and Purchaser as follows:

          4.1  Organization and Qualification; Subsidiaries. (a) The Company (i)
               --------------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and (ii) is duly qualified as a foreign corporation to do business, and is in good standing, in each other jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except in the case of clause
(ii) for failures which, when taken together with all other such failures, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (b) Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 lists each of the Company's Subsidiaries. Each of the Company's Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, partnership or similar powers and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company owns, directly or indirectly, all of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Subsidiaries) of each of the Company's Subsidiaries, free and clear of all Liens. Each of the outstanding shares of capital stock (or such other ownership interests) of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable. For the purposes of this Agreement, (i) the term "Subsidiary"
                                                                 ----------
means any corporation or other legal entity of which the Company (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, and (ii) the term "Company Material Adverse Effect" means any change, effect, event or condition
 -------------------------------
that has been or would be materially adverse to the business, assets, properties (including intangible properties), condition (financial or otherwise), results of operations or liabilities of the Company and its Subsidiaries, taken as a whole; provided that any adverse effect or change after the date hereof to the extent it results from conditions generally affecting the wine industry or grape growing areas in the United States shall not constitute a Company Material Adverse Effect. The Company has previously delivered to Parent a complete and correct copy of the Company's and each of its Subsidiaries' Certificate of Incorporation and By-Laws, as currently in effect.

          4.2  Capitalization. (a) The authorized capital stock of the Company
               --------------
consists of 42,000,000 common shares, divided into 2,000,000 shares of Class A common stock, $0.01 par value ("Class A"), 38,000,000 shares of Class B common
                                -------
stock, $0.01 par value ("Class B" and collectively with Class A, the "Company
                                                                      -------
Common Stock") and 2,000,000 shares of preferred stock, $0.01 par value. As of
------------
the close of business on the date one Business Day prior to the date hereof, (i) 1,337,962 shares of Class A and 18,439,214 shares of Class B were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable, (ii) no shares of preferred stock were issued and outstanding,
(iii) no shares of Company Common Stock were held in the treasury of the Company, and (iv) 299,222 shares of Company Common Stock were reserved for issuance under the Option Plans listed on Section 4.2(a) of the Disclosure
Schedule in the amounts stated in such schedule. Except as otherwise required by law, each of the issued and outstanding Class A Shares is entitled to 20 votes and each of the issued and outstanding Class B Shares is entitled to one vote on all matters submitted to Stockholders, whether by vote at a meeting or for action by written consent. Section 4.2 of the Disclosure Schedule lists the total number of outstanding options to purchase Shares and the weighted average exercise price thereof. Except as set forth above, there are no existing (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company or any Subsidiary of the Company, or (iii) voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

          (b) Neither the Company nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person other than Subsidiaries of the Company, or is obligated to make any capital contribution to or other investment in any other Person.

          4.3  Authority Relative to this Agreement. The Company has the
               ------------------------------------
necessary corporate power and authority to enter into this Agreement and to approve the Voting Agreement and, subject to obtaining any necessary Stockholder approval of the Merger, to carry out its obligations under this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to any required approval of the Merger by the Stockholders in accordance with the DGCL. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

          4.4  No Conflict; Required Filings and Consents. (a) The execution and
               ------------------------------------------
delivery of this Agreement by the Company and execution and delivery of the Voting Agreement by the parties signatory thereto do not, and the performance of this Agreement by the Company and the performance of the Voting Agreement by the parties signatory thereto will not, (i) conflict with or violate any domestic or foreign statute, rule, law, regulation or other legal requirement ("Law"), or
                                                                    ---
any order, judgment or decree ("Order") applicable to the Company or by which
                                -----
its property is bound or affected, (ii) violate or conflict with the Certificate of Incorporation or By-Laws of the Company, or (iii) (A) result in any breach of or constitute a default (or an event which with notice or lapse of time of both would become a default) under, (B) give to others any rights of termination or cancellation of, (C) result in an acceleration or other change of any right or obligation or the loss of any benefit which the Company or any of its Subsidiaries is entitled under, or (D) result in the creation of a Lien on any of the properties or assets of the Company, in each case, pursuant to, any contract, instrument, permit, license or franchise to which the Company is a party or by which the Company or its property is bound or affected, except in the case of clauses (i) and (iii) for conflicts, violations, breaches or defaults which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (b) Except as set forth in Section 4.4 of the Disclosure Schedule and for applicable requirements, if any, of the Exchange Act, under Competition Laws and filing and recordation of appropriate merger or other documents as required by the DGCL, "takeover" or "blue sky" laws of various states, the Company is not required to submit any notice, report or other filing with any Governmental Authority, in connection with the execution, delivery or performance of this Agreement or the Voting Agreement or the consummation of the transactions contemplated hereby and thereby the failure of which to submit would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No waiver, consent, approval or authorization of any Governmental Authority is required to be obtained or made by the Company in connection with its execution, delivery or performance of this Agreement the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  4.5 SEC Filings; Financial Statements.  (a) The Company has
                      ---------------------------------
filed all forms, reports and documents required to be filed with the SEC since November 30, 1997, and has heretofore delivered or made available to Parent, in the form filed with the SEC, its (i) Annual Reports on Form 10-K for the fiscal years ended June 30, 1999 and 2000, (ii) Quarterly Reports on Form

10-Q for the quarters ended September 30, 1999, December 31, 1999 and March 31, 2000, (iii) all proxy statements relating to the Company's meetings of Stockholders (whether annual or special) held since January 1, 1999 and (iv) all other forms, reports or registration statements filed by the Company with the SEC pursuant to the Exchange Act since June 30, 1999 (collectively, whether filed before, on or after the date hereof, the "SEC Reports"). The SEC Reports
                                                -----------
(i) were prepared in all material respects in accordance with the requirements of the Exchange Act and the Securities Act of 1933, as amended (the "Securities
                                                                     ----------
Act"), as the case may be, and the applicable rules and regulations of the SEC
---
thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements contained in the SEC Reports were prepared in accordance with United States generally accepted accounting principles ("US GAAP") applied on a consistent basis throughout the
                        -------
periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and changes in financial position of the Company and its Subsidiaries for the periods indicated, except that the unaudited interim financial statements were or are subject to normal year-end adjustments which are not material in nature or amount.

          (c) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a consolidated balance sheet of the Company or described or referred to in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of the Company as of June 30, 2000 (the "2000 Balance Sheet"),
                                                       ------------------
(ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since June 30, 2000, (iii) liabilities or obligations to Goldman Sachs & Co. or TPG GenPar, L.P. pursuant to the financial arrangements described in the last sentence of Section 4.10 and for fees, expenses and costs of counsel incurred by the Company in connection with the transactions contemplated by this Agreement, and (iv) liabilities or obligations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (d) No payment defaults by the Company or any of its Subsidiaries have occurred and are continuing under any agreements or instruments governing any indebtedness required to be listed on the Disclosure Schedule pursuant to
Section 4.15(a)(iv).

          4.6  Absence of Certain Changes or Events. Since June 30, 1999, except
               ------------------------------------
as contemplated by this Agreement or as set forth in the SEC Reports filed prior to the date of this Agreement, (i) the Company and its Subsidiaries have conducted their respective operations only in the ordinary course consistent with past practices; (ii) there has not been:

          (a) any change which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

          (b) any strike, picketing, work slowdown or other labor disturbance which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

          (c) any damage, destruction or loss (whether or not covered by insurance) with respect to any of the assets of the Company which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

          (d) any redemption or other acquisition of Shares by the Company or any declaration or payment of any dividend or other distribution in cash, stock or property with respect to Shares, except for purchases heretofore made pursuant to the terms of the Company's employee benefit plans before the date hereof; and

          (e) any change by the Company in accounting principles except insofar as may have been required by a change in generally accepted accounting principles and disclosed in the SEC Reports; and

    (iii) since June 30, 2000, the Company and its Subsidiaries have not taken any action that if taken after the date of this Agreement would constitute a violation of Section 5.1.

          4.7  Litigation. Except as disclosed in the SEC Reports filed prior to
               ----------
the date of this Agreement, there are no claims, actions, suits, proceedings or investigations of any nature pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, before any Governmental Authority which are reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any Order which has had or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          4.8  Employee Benefit Plans. (a) Section 4.8(a) of the Disclosure
               ----------------------
Schedule sets forth a list of all employee welfare benefit plans (as defined in
Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), employee pension benefit plans (as defined in Section 3(2) of ERISA)
  -----
and all other bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, disability, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, programs or arrangements for the benefit of, or relating to, any employee, former employee, officer or director of, or independent contractor or consultant to, the Company or any of its Subsidiaries (together, the "Employee Plans") and any employment or other
                             --------------
agreement or arrangement providing for severance or termination payments of any nature ("Severance Arrangements"). The Company has made available to Parent true
         ----------------------
and complete copies of all Employee Plans and Severance Arrangements, as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service ("IRS") determination
                                                             ---
letters obtained with respect to any Employee Plan intended to be qualified under Sections 401(a) or 501(a) of the Code. True and complete copies of the (i) most recent annual actuarial valuation report, if any, (ii) last filed Form 5500 together with all Schedules thereto, if any, (iii) summary plan description (as defined in ERISA), if any, and all modifications thereto communicated to employees, (iv) most recent annual and periodic accounting of related plan assets, if any, and (v) such other materials with respect to the Employee Plans and Severance Arrangements reasonably requested by Parent in each case, relating to the Employee Plans or Severance Arrangements, have been delivered to Parent and are correct in all material respects.

          (b) Except to the extent that any of the following, either alone or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect (other than clauses (viii), (ix), (x), (xi), (xii), (xiii), (xv) or (xvi)): (i) neither the Company or any of its Subsidiaries, nor any of their directors, officers, employees or agents, has, with respect to any Employee Plan, engaged in or been a party to any "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case applicable to the Company, its Subsidiaries or any Employee Plan; (ii) all Employee Plans and Severance Arrangements are and have been at all times in compliance in all respects with the current or then applicable requirements prescribed by all statutes, orders, or governmental rules or regulations currently or then in effect with respect to such Employee Plans and Severance Arrangements, including, but not limited to, ERISA and the Code (except for such requirements that are not required to be adopted as of the effective date of the applicable requirement), there are no pending or, to the knowledge of the Company, threatened claims, lawsuits or arbitrations (other than routine claims for benefits), relating to any of the Employee Plans or Severance Arrangements, which have been asserted or instituted against the Company or any of its Subsidiaries, any Employee Plan or the assets of any trust for any Employee Plan, nor, to the knowledge of the Company, is there any basis for one; (iii) each Employee Plan intended to be qualified under Section 401(a) of the Code is and has been at all times so qualified, and has heretofore been determined by the IRS to be so qualified, and each trust created thereunder is and has been at all times exempt from taxation under Section 501(a) of the Code; (iv) neither the Company nor any trade or business which, together with the Company, is treated as a single employer under Section 414(t) of the Code (an "ERISA
                                                                   -----
Affiliate") has, or at any time has had, an obligation to contribute to a
---------
"defined benefit plan" as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(13) of ERISA or Section 414(f) of the Code or a "multiple employer plan" within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code, except for the California Growers Foundation health and pension plans in which certain of the Company's agricultural workers participate; (v) with respect to each group health plan benefitting any current or former employee of the Company, or any ERISA Affiliate, that is subject to Section 4980B of the Code, the Company and its ERISA Affiliates have at all times complied with (A) the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA and (B) the Health Insurance Portability and Accountability Act of 1996; (vi) all (A) insurance premiums required to be paid with respect to,
(B) benefits, expenses, and other amounts due and payable under, and (C) contributions, transfers or payments to, all Employee Plans, Severance Arrangements and workers' compensation arrangements required to be made prior to the Effective Time will have been paid, made or accrued on or before the Effective Time; (vii) with respect to any insurance policy providing funding for benefits under any Employee Plan or Severance Arrangement, (A) there is no liability of the Company or any of its Subsidiaries in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date hereof, and (B) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or other similar proceeding and, to the knowledge of the Company, no such proceedings with respect to any insurer are imminent; (viii) except for the Company's life insurance and long term disability insurance plans, no Employee Plan or Severance Arrangement provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other than (A) coverage mandated by law, (B) death or retirement benefits under any qualified Employee Plan, or (C) deferred compensation benefits reflected on the books of the Company; (ix) except for certain grant agreements under the Company's 1996 Stock Option Plan which provide for vesting upon a change in control, the execution and performance of this Agreement will not (A) constitute an event under any Employee Plan, Severance Arrangement or otherwise that will result in any payment (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due from the Company or any of its Subsidiaries to any employee, former employee, officer or director of (or any of their dependents), or independent contractor or consultant to, the Company or any of its Subsidiaries, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any employee, officer or director of, or independent contractor or consultant to, the Company or any of its Subsidiaries;
(x) any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, former employee, officer, director or independent contractor of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulations Section 1.280G-1) under any Employee Plan or Severance Arrangement, or any other employment agreement, severance or termination agreement or compensation arrangement currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code);
(xi) the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any affiliate of the Company under any contract, Employee Plan, Severance Arrangement, or other program, arrangement or understanding currently in effect; (xii) neither the Company nor any ERISA Affiliate has any current or future liability with respect to any "employee benefit plans" (within the meaning of Section 3(3) of ERISA), other than the Employee Plans, previously maintained or contributed to by the Company, any ERISA Affiliate or any predecessor to either thereof, or to which the Company, any ERISA Affiliate or any such predecessor previously had an obligation to contribute; (xiii) except for one individual who is leased from Nestle S.A., no "leased employees," as defined in Section 414(n) of the Code, perform services for the Company or any of its ERISA Affiliates; (xiv) no Employee Plan or Severance Arrangement is or has been at any time funded through a "welfare benefit fund," as defined in
Section 419(e) of the Code, and no benefits under any Employee Plan or Severance Arrangement are or have been at any time provided through a voluntary employees' beneficiary association (within the meaning of Section 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code); (xv) the Company has reserved all rights necessary to amend or terminate each of the Employee Plans and Severance Arrangements without the consent of any other person, except that the Rabbi trust funding the Company's Executive Savings Plan requires approval of more than 50% of the participants and beneficiaries who have amounts credited to their accounts to terminate the trust prior to the date all benefit payments under the plan have been made; (xvi) the books of the Company contain adequate accruals for (A) bonuses, sales commissions and vacation pay earned but not received as of the date of this Agreement and (B) incurred or continuing but unpaid claims under Employee Plans and Severance Arrangements not funded by insurance; (xvii) except for one stock option grant made to an independent contractor under the Company's 1996 Stock Option Plan for 4,000 Class B Shares, or the Company's compensation program for non-employee Directors, no Employee Plan provides benefits to any individual who is not a current or former employee of the Company or any of its Subsidiaries, or the dependents or beneficiaries of any such current or former employee; and (xviii) no other trade or business, other than any current affiliate of the Company, has been at any time within the past six years treated, together with the Company, as a single employer under Section 414 of the Code or Section 4001 of ERISA.

          4.9  Offer Documents; Proxy Statement. The proxy statement to be sent
               --------------------------------
to the Stockholders in connection with the meeting of the Stockholders to consider the Merger (the "Company Stockholders' Meeting") or the information
                          -----------------------------
statement to be sent to such Stockholders, as appropriate (such proxy statement or information statement, as amended or supplemented, is herein referred to as the "Proxy Statement"), at the date mailed to the Stockholders and at the time
     ---------------
of the Company Stockholders Meeting (i) will comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 14D-9 will comply in all material respects with the Exchange Act and the rules and regulations thereunder. Neither the Schedule 14D-9 nor any of the information relating to the Company or its affiliates provided by or on behalf of the Company specifically for inclusion in the Schedule TO or the Offer Documents will, at the respective times the Schedule 14D-9, the Schedule TO and the Offer Documents or any amendments or supplements thereto are filed with the SEC and are first published, sent or given to Stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made by the Company with respect to any information supplied by Parent or Purchaser specifically for inclusion in the Proxy Statement or the
Schedule 14D-9.

          4.10 Brokers. Except for Goldman, Sachs & Co. and TPG GenPar, L.P., no
               -------
broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company. The Company has heretofore furnished to Parent true and complete information concerning the financial arrangements between the Company and Goldman, Sachs & Co. and the Company and TPG GenPar, L.P. pursuant to which such firms would be entitled.

          4.11 Control Share Acquisition. Assuming that Parent and Purchaser are
               -------------------------
not an "interested stockholders" under Section 203 of the DGCL, the Board of Directors has taken all action necessary to render Section 203 of the DGCL inapplicable to the Offer, the Merger, this Agreement, the Voting Agreement and all of the transactions contemplated hereby or thereby. No other "fair price," "merger moratorium," "control share acquisition" or other anti-takeover statute or similar statute or regulation applies or purports to apply to the Offer, the Merger, this Agreement, the Voting Agreement or any of the other transactions contemplated hereby or thereby to any payment as a result of the transactions contemplated hereunder.

          4.12  Conflict with Laws. (a) Except as disclosed in the SEC Reports
                ------------------
filed prior to the date of this Agreement, the business of the Company and its Subsidiaries is not being conducted in default or violation of any term, condition or provision of (i) their respective Certificate of Incorporation, By-Laws or similar constituent documents, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease or other instrument or agreement of any kind to which the Company or any of its Subsidiaries is a party or by which the Company, its Subsidiaries or any of their properties or assets may be bound, or
(iii) any Law or Order or any concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or its Subsidiaries, except, with respect to the foregoing clauses (ii) and (iii), defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice, or has knowledge of any claim, alleging any such violation, except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (b) The Company and its Subsidiaries hold all licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of any governmental authority, domestic or foreign, or other Persons necessary for the ownership, leasing, operation, occupancy and use of their respective property and assets and the conduct of their respective businesses as currently conducted ("Permits"), except where the failure to hold such Permits would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and the Company has no knowledge of any reasonable basis for any such termination, modification or nonrenewal, except for such terminations, modifications or nonrenewals as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any Permit, or result in any termination, modification or nonrenewals thereof, except for such violations, terminations, modifications or nonrenewals thereof as, would not individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          4.13  Taxes. (a) Except as would not, either individually or in the
                -----
aggregate, have a Company Material Adverse Effect, (i) the Company has duly and timely filed with the appropriate governmental authorities all Tax Returns required to be filed by or with respect to the Company and its Subsidiaries on or before the Closing Date, (ii) all such Tax Returns were accurate, correct and complete when and as filed, (iii) all Taxes shown to be due on such Tax Returns, all Taxes required to be paid on an estimated or installment basis, and all Taxes required to be withheld with respect to the Company have been timely paid or, if applicable, withheld and paid to the appropriate taxing authority in the manner provided by law, (iv) the reserve for Taxes set forth on the consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2000 is adequate for the payment of all Taxes through the date thereof, (v) Section 4.13(a)(v) of the Disclosure Schedule lists all Tax Returns required to be filed by or with respect to the Company within forty five (45) days after the Closing Date, (vi) except as set forth in Section 4.13(a)(vi) of the Disclosure Schedule, no federal, state, local or foreign audits, administrative proceedings or court proceedings are pending with regard to any Taxes or Tax Returns of the Company and there are no outstanding deficiencies or assessments asserted or proposed, and (vii) there are no outstanding agreements, consents or waivers extending the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company, and the Company is not a party to any agreement providing for the allocation or sharing of Taxes.

          (b) All material elections with respect to Taxes affecting the Company as of the date hereof are set forth in Section 4.13(b) of the Disclosure Schedule. After the date hereof, no election with respect to Taxes will be made without the prior written consent of Parent.

          (c) The Company has not filed a consent to the application of Section 341(f) of the Code.

          (d) No Shares held by Stockholders who are "foreign persons" within the meaning of Treasury Regulation Section 1.897-9T(c) constitute "United States real property interests" (within the meaning of Section 897(c)(1) of the Code) by virtue of the exception for stock regularly traded on established securities markets described in Section 897(c)(3) of the Code.

          (e) No indebtedness of the Company is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

          (f) The Company has not been a member of an affiliated group filing consolidated or combined Tax Returns other than a federal income tax group the common parent of which is the Company.

          (g) Other than as set forth in the Disclosure Schedule, the Company is not a party to any joint venture, partnership or other arrangement or contract (excluding grape growing contracts) which could be treated as a partnership for federal income tax purposes.

          (h) Section 4.13(h) of the Disclosure Schedule contains a true and complete list of all states where the Company files income or franchise Tax Returns, and indicates whether any such Tax Returns are made on a consolidated, combined or unitary basis.

          (i) For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies or other assessments imposed by any United States Federal, state, or local taxing authority or by any non-U.S. taxing authority, including but not limited to, income, gross receipts, excise, property, sales, use, transfer, payroll, license, ad valorem, value added, withholding, social security, national insurance (or other similar contributions or payments), franchise, estimated, severance, stamp, and other taxes (including any interest, fines, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments).

          (j) For purposes of this Agreement, the term "Tax Return" means any return, report, information return or other document (including any related or supporting information and, where applicable, profit and loss accounts and balance sheets), and any claims for refunds of Taxes, including any amendments or supplements to any of the foregoing with respect to Taxes.

          4.14  Intellectual Property. (a) Section 4.14(a) of the Disclosure
                ---------------------
Schedule contains a true and complete list of all (i) trademark and service mark registrations and applications, (ii) copyright registrations and applications,
(iii) Internet domain names, and (iv) all material licenses related to the foregoing, in each case used or held for use in connection with the business of the Company. The Company does not own any patents and has no pending patent applications.

          (b) The Company owns or has the valid right to use all intellectual property used by it in connection with its business, including the businesses of its Subsidiaries, including (i) trademarks and service marks (registered or unregistered) and trade names, and all goodwill associated therewith, (ii) patents, patentable inventions, discoveries, improvements, ideas, know-how, processes and computer programs, software and databases (including source code),
(iii) trade secrets and the right to limit the use or disclosure thereof, (iv) copyrights in all works, including software programs and mask works, (v) domain names, and (vi) Computer Software (collectively "Intellectual Property"), except
                                                 ---------------------
where the failure to own or have the valid right to use the Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (c) The Company has obtained the required Universal Resource Locater ("URL") under the domain name for each of the websites owned, created or
  ---
maintained by the Company or any of its Subsidiaries, and, to the knowledge of the Company, such URLs and domain names have not been contested.

          (d)  For the purposes of this Agreement, the term "Computer Software"
                                                             -----------------
means (i) any and all computer programs and applications consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware whether in source code or object code form, (ii) databases and compilations, including, without limitation, any and all data and collections of data, whether machine readable or otherwise, (iii) all versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on papers, magnetic media or other electronic or non-electronic device, (iv) all descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, and (v) all documentation, including, without limitation, all technical and user manuals and training materials, relating to the foregoing.

          (e) All grants, registrations and applications for Intellectual Property that are used in and are material to the conduct of the businesses of the Company and its Subsidiaries as currently conducted (i) are valid, subsisting, in proper form and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions, and (ii) have not lapsed, expired or been abandoned.

          (f) To the knowledge of the Company (i) there are no conflicts with or infringements of any Intellectual Property by any third party, except for conflicts or infringements which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and (ii) the conduct of the businesses of the Company and its Subsidiaries as currently conducted does not conflict with or infringe any proprietary right of any third party, which conflict or infringement would, individually or in the aggregate, reasonably be expected to have a Company

Material Adverse Effect. There is no claim, suit, action or proceeding pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries (i) alleging any such conflict or infringement with any third party's proprietary rights, or (ii) challenging the ownership, use, validity or enforceability of the Intellectual Property, except for claims, suits, actions or proceedings which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (g) All consents, filings and authorizations by or with third parties necessary with respect to the consummation of the transactions contemplated hereby as they may affect the Intellectual Property have been obtained, except where the failure to have obtained such consents, filings or authorizations would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (h) Neither the Company nor its Subsidiaries is, nor will the Company be as a result of its execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property, except for breaches which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (i) No former or present employees, officers or directors of the Company or its Subsidiaries hold any right, title or interest directly or indirectly, in whole or in part, in or to any Intellectual Property except for any right, title or interest which would not, individually or in the aggregate, have a Company Material Adverse Effect.

          4.15  Contracts. (a) Other than the contracts or agreements of the
                ---------
Company included as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1999, December 31, 1999 and March 31, 2000, or any periodic filing made pursuant to the Exchange Act since June 30, 2000 (the "Material Contracts"), and contracts or agreements between the
               ------------------
Company and its wholly owned Subsidiaries or between wholly owned Subsidiaries of the Company, Section 4.15 of the Disclosure Schedule sets forth each of the following contracts and agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound (contracts and agreements of the types described below being "Identified Contracts"), in each
                                               --------------------
case as such Identified Contract is in effect on the date hereof:

                (i) contracts and agreements for the purchase of inventories, goods or other materials by, or for the furnishing of services to, the Company or any of its Subsidiaries that (A) require payments by the Company or any of its Subsidiaries in excess of $2,000,000, and (B) have a term of one year or more and are not terminable by the Company or Subsidiary party thereto, as the case may be, on notice of six months or less without penalty;

                (ii) contracts and agreements for the sale of inventories, goods or other materials, or for the furnishing of services, by the Company or any of its Subsidiaries that (A) require payments to the Company or any of its Subsidiaries in excess of $2,000,000, and (B) have a term of one year or more and are not terminable by the Company or Subsidiary party thereto, as the case may be, on notice of six months or less without penalty;

                (iii) manufacturer's representative, sales agency and distribution contracts and agreements that (A) have a term of one year or more and are not terminable by the Company or Subsidiary party thereto, as the case may be, on notice of six months or less without penalty, and (B) are material to the Company and its Subsidiaries taken as a whole;

                (iv) contracts and agreements (A) governing the terms of indebtedness, or guarantees of indebtedness, of, or secured by assets of, the Company or any of its Subsidiaries in excess of $2,000,000 principal amount in the aggregate, (B) governing the terms of "synthetic" or capital leases pursuant to which the Company or any of its Subsidiaries has financial obligations in excess of $2,000,000, or (C) providing for all obligations of the Company and its Subsidiaries in respect of interest rate swap or similar agreements, commodity swaps or options or similar agreements or foreign currency hedge, exchange or similar agreements or any other derivative instrument;

                (v) stockholder, voting trust or similar contracts and agreements relating to the voting of shares or other equity or debt interests of the Company or any of its Subsidiaries;

                (vi) contracts and agreements entered into since January 1, 1997, providing for the acquisition or disposition of vineyard properties having a value in excess of $1,000,000;

                (vii) all of the leases, subleases, licenses and other agreements relating to or constituting real property, each with a term of one year or more and an annual payment obligation in excess of $1,000,000;

                (viii) joint venture agreements, partnership agreements and other similar contracts and agreements involving a sharing of profits and expenses, in each case, material to the Company and its Subsidiaries taken as a whole;

                (ix) contracts and agreements governing the terms of indebtedness of third parties owed to the Company or any of its Subsidiaries in excess of $1,000,000 in principal amount;

                (x) contracts and agreements prohibiting or materially restricting the ability of the Company or any of its Subsidiaries to conduct its business, to engage in any business or operate in any geographical area or to compete with any Person, other than (A) distribution (including independent sales representative) contracts and agreements that have a term of less than one year or are terminable by the Company or any Subsidiary of the Company party thereto, as the case may be, on notice of six months or less without penalty, and, in each case, which are not material to the Company and its Subsidiaries taken as a whole and (B) supplier and customer agreements relating to non-disclosure of confidential information of the other party which are not material to the Company and its Subsidiaries taken as a whole;

                (xi) contracts and agreements providing for future payments that are conditioned, in whole or in part, on a change in control of the Company or any of its Subsidiaries; and

                (xii) any other contracts and agreements that were entered into other than in the ordinary course of business of the Company or its Subsidiaries and that are material to the Company and its Subsidiaries taken as a whole.

          (b) Each contract or agreement to which the Company or any of its Subsidiaries is a party or by which any of them is bound is in full force and effect, and neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other Person, is in breach of, or default under, any such contract or agreement, and no event has occurred that with notice or passage of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any other Person, except for such failures to be in full force and effect and such breaches and defaults as would not, individually and in the aggregate, reasonably be expected to have or result in a Company Material Adverse Effect.

          4.16  Environmental Matters.  (a) Except as disclosed in the SEC
                ---------------------
Reports filed prior to the date of this Agreement and except for those noncompliance matters that have been and are resolved, the Company and its Subsidiaries are in compliance with all applicable Environmental Laws except for any noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (b) Except as disclosed in the SEC Reports filed prior to the date of this Agreement, there are no Environmental Claims pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (c) The Company has disclosed to Parent and, where requested, made available to Parent all material information, including such material studies, analyses and test results, in the possession, custody or control of or otherwise known and available to the Company or any of its Subsidiaries relating to the environmental conditions on, under or about any of the properties or assets owned, leased, or operated by any of the Company and its Subsidiaries or any predecessor in interest thereto at the present time or in the past.

          (d)   As used in this Agreement:

                (i)     the term "Environmental Claim" means any written claim,
                                  -------------------
demand, suit, action, proceeding, investigation or notice to the Company or any of its Subsidiaries by any Person or entity alleging any potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, or penalties) arising out of, based on, or resulting from the presence, or Release into the environment, of any Hazardous Substance at any location, whether or not owned, leased, operated or used by the Company or its Subsidiaries;

                (ii)    the term "Environmental Laws" means all Laws relating to
                                  ------------------
emissions, discharges, Releases or threatened Releases of Hazardous Substances, or otherwise relating to the manufacture, generation, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances, including the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act and the Occupational Safety and Health Act;

                (iii)   the term "Hazardous Substance" means (A) chemicals,
                                  -------------------
pollutants, contaminants, hazardous wastes, toxic substances, and oil and petroleum products, (B) any substance that is or contains friable asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials, (C) any substance that requires removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder, or (D) any substance that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous; in each case in clauses (A)-(D) above which is regulated under any Environmental Law; and

                (iv)    the term "Release" means any releasing, disposing,
                                  -------
discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping, emptying, migration, transporting, placing and the like, including into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

          4.17  Required Vote by Company Stockholders. The affirmative vote of
                -------------------------------------
the holders of a majority of the issued and of the outstanding Class A Shares and Class B Shares entitled to vote hereon, voting together as a single class, is the only vote of any class of capital stock of the Company required by the DGCL or the Certificate of Incorporation or the By-Laws of the Company to adopt this Agreement and approve the transactions contemplated hereby. Each of the directors and executive officers of the Company has informed the Company that he or she intends to vote any Shares he or she owns in favor of adoption of the Merger Agreement.

          4.18  Opinions of Financial Advisor. The Company has received an
                -----------------------------
opinion of Goldman, Sachs & Co. to the effect that, as of the date of this Agreement, the consideration to be received by the holders of Shares pursuant to the Offer and the Merger is fair to such holders from a financial point of view.

          4.19  Affiliate Transactions. Except as disclosed in the SEC Reports
                ----------------------
or that involve payments no greater than the applicable dollar amount thresholds in Item 404 of Regulation S-K under the Exchange Act, Section 4.19 of the Disclosure Schedule contains a complete and correct list of all oral or written agreements, contracts, commitments and understandings and all transactions, including all transfers of assets or liabilities, whether or not entered into in the ordinary course of business, to or by which the Company or any of its Subsidiaries, on the one hand, and a Stockholder of the Company or any of its affiliates (other than the Company or any of its Subsidiaries), on the other hand, are or have been a party or otherwise bound or affected, and that (i) are currently pending or in effect, or (ii) involve continuing liabilities and obligations that, individually or in the aggregate, have been, are or would reasonably expected to be material to the Company and its Subsidiaries taken as a whole.

          4.20  Title to Property. The Company and each of its Subsidiaries have
                -----------------
good title to all of their real properties and other assets, free and clear of all Liens, except Liens for taxes not yet due and payable and such Liens or other imperfections of title, if any, as do not materially interfere with the present use of the property affected thereby or which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and except for Permitted Liens and Liens which secure indebtedness reflected in the 2000 Balance Sheet; and, to the knowledge of the Company, all leases pursuant to which the Company or any of its Subsidiaries lease from others any real or personal property, are valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default of event of default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  V.  CONDUCT OF BUSINESS PENDING THE MERGER

          5.1   Conduct of Business Pending the Merger. Except as set forth in
                --------------------------------------
Section 5 of the Disclosure Schedule and as specifically contemplated by this Agreement, the Company covenants and agrees that, between the date of this Agreement and the Effective Time or earlier termination of this Agreement, unless Parent otherwise consents in writing:

          (a) the Company shall conduct its business and shall cause the businesses of its Subsidiaries to be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice, and the Company will use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the present officers, key employees and consultants of the Company and its Subsidiaries and to preserve the present relationships of the Company and its Subsidiaries with customers, suppliers and other Persons with which the Company or any of its Subsidiaries has significant business relations;

          (b) the Company will not amend its Certificate of Incorporation or By-Laws;

          (c) the Company will not declare, set aside or pay any dividend or other distribution payable in cash, securities or property with respect to its capital stock, and neither the Company nor any of its Subsidiaries will (i) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or any of its Subsidiaries, other than issuances of Shares pursuant to securities, options, warrants, calls, commitments or rights existing at the date of this Agreement and previously disclosed to Parent in writing (including as disclosed in the SEC Reports), (ii) incur any long-term indebtedness (whether evidenced by a note or other instrument, pursuant to a financing lease, sale-leaseback transaction, or otherwise) or incur short-term indebtedness other than under lines of credit existing on the date of this Agreement, (iii) redeem, purchase, repurchase or otherwise acquire directly or indirectly any of its capital stock or other securities, (iv) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (v) enter into, amend, terminate, renew or fail to use reasonable efforts to renew in any material respect any (A) Material Contract or
(B) Identified Contract except in the ordinary course of business consistent with past practice;

          (d) neither the Company nor any of its Subsidiaries will, except pursuant to employment contracts in effect on the date hereof, (i) grant any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any employee other than increases in the ordinary course of business consistent with past practice to non-officer employees of the Company, (ii) adopt, enter into, amend or otherwise increase, or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under any bonus, incentive compensation, deferred compensation, severance, termination, change in control, retention, hospitalization or other medical, life, disability, insurance or other welfare, profit sharing, stock option, stock appreciation right, restricted stock or other equity based, pension, retirement or other employee compensation or benefit plan, program agreement or arrangement, or (iii) enter into or amend in any material respect any employment or collective bargaining agreement or, except in accordance with the existing written policies of the Company or existing contracts or agreements, grant any severance or termination pay to any officer, director, employee or consultant of the Company or any of its Subsidiaries;

          (e) neither the Company nor its Subsidiaries will change the accounting principles used by it unless required by US GAAP (or, if applicable with respect to Subsidiaries, foreign generally accepted accounting principles);

          (f) neither the Company nor any of its Subsidiaries will acquire by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice) for an amount in excess of $500,000, individually or in the aggregate;

          (g) neither the Company nor any of its Subsidiaries will sell, lease, exchange, transfer or otherwise dispose of, or agree to sell, lease, exchange, transfer or otherwise dispose of, any of its assets except in the ordinary course of business consistent with past practice;

          (h) the Company and its Subsidiaries will not mortgage, pledge, hypothecate, grant any security interest in, or otherwise subject to any other lien on any of its properties or assets other than Permitted Liens (except for Permitted Liens described in Section 9.4(d)(ii) of this Agreement);

          (i) neither the Company nor its Subsidiaries will compromise, settle, grant any waiver or release relating to or otherwise adjust any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including any litigation, except for any such compromise, settlement, waiver, release or adjustment in the ordinary course of business consistent with past practice and involving a payment by the Company or any of its Subsidiaries not in excess of $500,000 in the aggregate following prior notice to and consultation with Parent;

          (j) neither the Company nor any of its Subsidiaries will (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or (B) make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company or any Subsidiary of the Company or to officers and employees of the Company or any of its Subsidiaries for travel, business or relocation expenses in the ordinary course of business;

          (k) neither the Company nor any of its Subsidiaries will make any capital expenditure or capital expenditures other than capital expenditures set forth in the operating budget of the Company dated August 15, 2000 previously delivered to Parent, other than expenditures in the ordinary course of business consistent with past practice which individually or in the aggregate do not exceed $500,000;

          (l) neither the Company nor any of its Subsidiaries will, except as disclosed in Section 5.1 of the Disclosure Schedule, hire or terminate or amend the terms of the employment of any executive officer or other key employee;

          (m) neither the Company nor any of its Subsidiaries will enter into or amend in any material respect any Material Contract or enter into any contract or agreement, written or oral, with any Affiliate or associate or relative of the Company or relative of any officer or director of the Company, or make any payment to or for the benefit of, directly or indirectly, any of the foregoing;

          (n) the Company will not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries; or

          (o) the Company will not take any action including, without limitation, the adoption of any stockholder rights plan or amendments to the Certificate of Incorporation, which would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights and receive the benefits of a Stockholder with respect to, securities of the Company that may be acquired or controlled by Parent or Purchaser or permit any Stockholder to acquire securities of the Company on a basis not available to Parent in the event that Parent were to acquire securities of the Company; and

          (p) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing.

          5.2   No Shop. (a) The Company and its Subsidiaries will not, and will
                -------
not permit or authorize any officer, director, agent, financial advisor, attorney, accountant or other representative of the Company or its Subsidiaries to, directly or indirectly, solicit, initiate or encourage submission of proposals or offers from any Person relating to, or that could reasonably be expected to lead to, an Acquisition Transaction or participate in any negotiations or discussions regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, or facilitate, any effort or attempt by any other Person to do or seek an Acquisition Transaction or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to an Acquisition Transaction (an "Acquisition Agreement") or any
                                           ---------------------
agreement in principle, acquisition agreement or other similar agreement requiring it to abandon, terminate or fail to consummate the Offer, the Merger or any other transaction contemplated by this Agreement or to consummate an Acquisition Transaction; provided, however, that, subject to compliance with
                         --------  -------
Section 5.2(c), prior to the acceptance for payment of Shares by Purchaser pursuant to the Offer, the Company may, in response to a bona fide unsolicited proposal with respect to an Acquisition Transaction that was made in circumstances not otherwise involving a breach of this Agreement and that the Board of Directors determines in its good faith judgment taking into account the advice of its financial advisor and outside counsel is or is reasonably likely to lead to a Superior Proposal, furnish information to such third party pursuant to a customary confidentiality agreement and negotiate, explore or otherwise engage in substantive discussions with such third party, in each case only if the Board of Directors determines, in its good faith judgment, taking into account the advice of outside legal counsel, that failing to take such action would breach the fiduciary duties of the Board of Directors to the Stockholders under applicable law. Nothing in this Agreement will prevent the Board of Directors from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with respect to any Acquisition Transaction or from making any required disclosure to the Company's Stockholders if, in the good faith judgment of the Company's Board of Directors, taking into account the advice of outside counsel, that such disclosure would be required under applicable laws.

          (b) Neither the Board of Directors nor any committee thereof may (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation by the Board of Directors or such committee of the Offer, the Merger, this Agreement or the Voting Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Transaction, including for purposes of Section 203 of the DGCL, or (iii) cause the Company to enter into any Acquisition Agreement, provided, however, that, notwithstanding anything to the contrary in this
--------  -------
Agreement, subject to compliance with Section 5.2(c), prior to acceptance for payment of Shares by Purchaser pursuant to the Offer, in response to a bona fide unsolicited proposal with respect to an Acquisition Transaction, if (A) the Board of Directors determines, in its good faith judgment taking into account the advice of its financial advisor and outside counsel, that (y) such proposal is a Superior Proposal and (z) failure to take any of the actions set forth in clauses (i), (ii) or (iii) above would breach the fiduciary duties of the Board of Directors under applicable law and (B) gives Parent four Business Days prior written notice of its intention to do so, the Board of Directors may withdraw or modify its approval or recommendation of the Offer, the Merger or this Agreement or approve or recommend an Acquisition Transaction or cause the Company to enter into an Acquisition Agreement, provided, however, that the foregoing shall in no
                               --------  -------
way limit or otherwise affect Parent's right to terminate this Agreement pursuant to Section 8.1(f)(i),(ii), (iii) or (v) at such time as the requirements of such subsection have been met; provided
                                                                --------
further, however, that the Company shall not enter into an Acquisition Agreement
-------  -------
unless prior to or contemporaneously therewith this Agreement is terminated in accordance with Section 8.1(h). Any such withdrawal, modification or change of the recommendation of the Board of Directors of this Agreement will not change the approval of the Board of Directors for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated hereby, including the Offer and the Merger.

          (c) The Company will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for an Acquisition Transaction and request the return of all confidential information regarding the Company provided to any such parties prior to the date hereof pursuant to the terms of any confidentiality agreement or otherwise. The Company will (i) immediately (and in any event, no later than one Business Day after receipt) advise Parent in writing of the receipt of request for information or any inquiries or proposals relating to an Acquisition Transaction and any actions taken pursuant to Section 5.2(a) hereof, specifying the material terms and conditions of such proposed Acquisition Transaction and the identity of the other party or parties involved and (ii) keep Parent reasonably informed of the status of any such request or proposed Acquisition Transaction. If any such inquiry or proposal is in writing, the Company shall promptly deliver to Parent a copy of such inquiry or proposal. In addition, the Company shall promptly (but in any event no later than one Business Day) advise Parent in writing if the Board of Directors makes any determination as to any Acquisition Transaction as contemplated by the provisos to Sections 5.2(a) and 5.2(b) hereof.

          (d)  For purposes of this Agreement, (i) "Acquisition Transaction"
                                                    -----------------------
means (other than the transactions contemplated by this Agreement) (A) a merger, consolidation or other business combination, recapitalization, liquidation, share exchange, sale of shares of capital stock, tender offer or exchange offer or similar transaction involving the Company or any of its Subsidiaries, (B) acquisition in any manner, directly or indirectly, of a 30% or greater interest in the outstanding voting securities of, or a material equity interest in a substantial portion of the assets of, the Company or any of its Subsidiaries, including any single or multi-step transaction or series of related transactions which is structured to permit a third party to acquire beneficial ownership of a 30% or greater equity interest in the Company, (C) the acquisition in any manner, directly or indirectly, of any material portion of the business or assets (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale) of the Company, or (D) any other transaction that is intended or would be reasonably likely to frustrate the completion of the transactions contemplated hereby, and (ii) "Superior
                                                                  --------
Proposal" means a bona fide unsolicited written Acquisition Transaction proposal
--------
by a third party involving all or substantially all of the shares of capital stock or substantially all of the assets of the Company and payment of consideration to the Company or the Stockholders that a majority of the disinterested members of the Board of Directors determines, to be, taking into account the transaction as a whole and all pertinent factors, including the availability of financing, any changes to the financial terms of this Agreement which as of the time of determination had been proposed by Parent, any break-up fees, expense reimbursement provisions and conditions to consummation, more favorable to the Stockholders from a financial point of view than the Offer, the Merger and the other transactions contemplated hereby.

                          VI.  ADDITIONAL AGREEMENTS

          6.1  Proxy Statement. If required by applicable law in order to
               ---------------
consummate the Merger, as promptly as practicable after the purchase of and payment for Shares by Purchaser pursuant to the Offer, the Company shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to the Stockholders, the Proxy Statement. The Proxy Statement will contain the recommendation of the Board of Directors, subject to the proviso in Section 5.2(b), that the Stockholders adopt this Agreement and approve the Merger and the other transactions contemplated hereby. The Company will not mail the Proxy Statement to the Stockholders until Parent confirms that the information provided by Parent continues to be accurate. If at any time prior to the Company Stockholders Meeting, any event or circumstance relating to the Company or any of its Subsidiaries or affiliates, or its or their respective officers or directors, should be discovered by the Company that is required to be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Parent and Purchaser, so supplement the Proxy Statement and mail such supplement to the Stockholders.

          6.2  Meeting of Stockholders of the Company. (a) If required by
               --------------------------------------
applicable law in order to consummate the Merger, following the purchase of and payment for Shares by Purchaser pursuant to the Offer, the Company shall promptly take all action necessary in accordance with the DGCL and its Certificate of Incorporation and By-Laws to convene the Company Stockholders Meeting. The Company shall use its reasonable best efforts to solicit from Stockholders proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of Parent, advisable to secure any vote or consent of Stockholders required by DGCL to effect the Merger. Parent will vote, or cause to be voted, all Shares directly or indirectly beneficially owned by it in favor of the Merger.

          (b) Notwithstanding Section 6.2(a) hereof, in the event that Parent, Purchaser or any other Subsidiary of Parent acquires at least 100% of the Class A Shares and 90% of the Class B Shares pursuant to the Offer or otherwise, the parties hereto will, take all necessary and appropriate action to cause the Merger to become effective in accordance with Section 253 of the DGCL without a meeting of Stockholders as soon as practicable after the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer.

          6.3  Notification of Certain Matters. The Company shall give prompt
               -------------------------------
notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (B) any condition set forth in
Article VII or Annex I to be unsatisfied in any material respect at any time from the date hereof to the date Purchaser purchases Shares pursuant to the Offer, and (ii) any material failure of the Company, Parent or Purchaser, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to
                 --------  -------
this Section 6.3 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          6.4  Access to Information. (a) From the date hereof to the Effective
               ---------------------
Time, the Company shall, and shall cause each of its Subsidiaries, its officers, directors, employees, auditors and agents to, afford Parent's Representatives reasonable access at all reasonable times to its officers, employees, agents, properties, offices and other facilities and to all books and records, and shall furnish Parent and Purchaser with all financial, operating and other data and information as Parent or Purchaser, through Parent's Representatives, may reasonably request.

          (b)  Each of Parent and the Company (such party, the "Obligated
                                                                ---------
Party") shall, and shall cause its affiliates and each of their respective
-----
officers, directors, employees, financial advisors, agents and other authorized representatives (the "Representatives"), to hold in strict confidence all data
                      ---------------
and information obtained by them from the other party and will treat and maintain such information in substantially the same manner as the Obligated Party treats and maintains confidential information in the ordinary course of its business (unless such information (i) is or becomes publicly available without the fault of the Obligated Party or its Representatives (ii) is or becomes available to the Obligated Party or its Representatives on a nonconfidential basis from a source, other than from the other party or its Representatives, which the Obligated Party believes, after reasonable inquiry, was not prohibited from so disclosing such information by a contractual, legal or fiduciary obligation, or (iii) public disclosure of such information is required by law in the opinion of counsel to either party, then the Obligated Party may disclose to a third party compelling disclosure only the part of such information as the Obligated Party determines in good faith is required by law to be disclosed (in which case, prior to such disclosure, the Obligated Party will use reasonable efforts to advise and consult with the other party and its counsel as to such disclosure and the nature and wording of such disclosure) and the Obligated Party will use its reasonable efforts to obtain confidential treatment therefore) and shall insure that its Representatives do not disclose such information to others without the prior written consent of the other party. If the Obligated Party or any of its Representatives is requested to disclose any of the confidential information furnished to it by the other party or its Representatives, the Obligated Party will promptly notify the party furnishing such information to permit it to seek a protective order or to take other appropriate action. The Obligated Party will also cooperate in the other party's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information.

          (c) In the event of the termination of this Agreement, each of Parent and the Company shall, and shall cause their respective affiliates to, return (or, at such party's option, destroy) promptly every document furnished to them by the other party or any of its Representatives in connection with the transactions contemplated hereby and any copies thereof which may have been made, and shall cause Representatives to whom such documents were furnished promptly to return (or, at such party's option, destroy) such documents and any copies thereof any of them may have made, other than documents filed with the SEC or otherwise publicly available.

          6.5  Public Announcements. Parent and the Company shall consult with
               --------------------
each other before issuing any press release or otherwise making any public statements with respect to the Offer or the Merger and shall not issue any such press release or make any such public statement before such consultation, except as may be required by law or applicable stock exchange rules.

          6.6  Reasonable Best Efforts; Cooperation. The Company, Parent and
               ------------------------------------
Purchaser will each comply in all material respects with all applicable laws and with all applicable rules and regulations of any Governmental Authority in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the parties hereto will use its reasonable best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and will use its reasonable best efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary filings under the Exchange Act, the Australian Stock Exchange Listing Rules, the rules promulgated by the Australian Securities and Investments Commission, the Competition Laws and any other consents or approvals required to be obtained pursuant to Section 4.4. Each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as the other party may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from any Governmental Authority, including immediately informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement. Notwithstanding any other provision hereof, in no event will Parent be required to agree to any divestiture, hold-separate or other requirement in connection with this Agreement or any of the transactions contemplated hereby.

          6.7  Agreement to Defend and Indemnify. (a) The Certificate of
               ---------------------------------
Incorporation and By-Laws of the Surviving Corporation shall contain indemnification provisions identical to those contained in the Certificate of Incorporation and By-Laws of the Company that were provided to Parent in accordance with this Agreement and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who as of the date hereof were directors or officers of the Company or otherwise entitled to indemnification under the Certificate of Incorporation, By-Laws or indemnification agreements or their respective heirs, executors and personal representatives (the "Indemnified Parties"). The Company shall, to the fullest
                      -------------------
extent permitted under the DGCL and regardless of whether the Merger becomes effective, indemnify, defend and hold harmless, and after the Effective Time, Parent will cause the Surviving Corporation, to the fullest extent permitted under DGCL, to indemnify, defend and hold harmless, each Indemnified Party against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, including, without limitation, liabilities arising out of this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, to the extent that it was based on the fact that such Indemnified Party is or was a director or officer of the Company and arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company or the Surviving Corporation, as applicable, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly as statements therefor are received and (ii) the Company and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that neither the
                                             --------  -------

Company nor the Surviving Corporation will be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld); and provided, further, that neither the Company nor the Surviving Corporation
    --------  -------
will be obliged pursuant to this Section 6.7 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action. For six years after the Effective Time, the Surviving Corporation will be required to maintain or obtain officers' and directors' liability insurance covering the Indemnified Parties who are currently covered by the Company's officers and directors liability insurance policy on terms not less favorable than those in effect on the date hereof in terms of coverage and amounts; provided, however, that the Surviving Corporation will not be required
         --------  -------
to expend in any year an amount in excess of 200% of the annual aggregate premiums currently paid by the Company for such insurance; and provided,
                                                               --------
further, that if the annual premiums of such insurance coverage exceed such
-------
amount, the Surviving Corporation will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of its board of directors, for a cost not exceeding such amount. Nothing in this Agreement will prohibit the Surviving Corporation from complying with its obligations under the preceding sentence by obtaining insurance coverage under any policy maintained by Parent or any of its Subsidiaries. This Section 6.7 will survive the consummation of the Merger. Parent shall cause Surviving Corporation to reimburse all expenses, including reasonable attorney's fees and expenses, incurred by any person to enforce the obligations of Parent and the Surviving Corporation under this Section 6.7. Notwithstanding Section 9.8 hereof, this
Section 6.7 is intended to be for the benefit of and to grant third party rights to Indemnified Parties whether or not parties to this Agreement, and each of the Indemnified Parties will be entitled to enforce the covenants contained herein.

          (b)  If the Surviving Corporation or any of its successors or assigns
(i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.7.

          6.8  Employee Benefits. At the Effective Time, the Surviving
               -----------------
Corporation will continue as the plan sponsor of each Employee Plan. For at least one year following the Effective Time, employees of the Company and its Subsidiaries will receive employee benefits that, in the aggregate, are substantially comparable to the employee benefits provided immediately prior to the date of this Agreement (excluding any stock options or other stock based compensation), except (i) to the extent provided in Section 2.9 and (ii) as required by applicable law (including as required to preserve any favorable tax treatment afforded such benefits as of the Effective Time).

          6.9  Transfer Taxes. Parent and the Company shall cooperate in the
               --------------
preparation, execution and filing of all returns, applications or other documents regarding any real property transfer, stamp, recording, documentary or other taxes and any other fees and similar taxes which become payable in connection with the Merger (collectively, "Transfer Taxes"). From and after the
                                           --------------
Effective Time, Parent shall pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Shares, all Transfer Taxes.

          6.10  Standstill Agreements; Confidentiality Agreements; Anti-takeover
                ----------------------------------------------------------------
Provisions. Except to the extent required in order to take any of the actions
----------
permitted under the proviso to Section 5.2(a) or the provisos to Section 5.2(b), during the period from the date of this Agreement through the Effective Time, the Company (a) will not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party and (b) will enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

                          VII.  CONDITIONS OF MERGER

          7.1   Conditions to Obligations of Each Party to Effect the Merger.
                ------------------------------------------------------------
The respective obligations of each party to effect the Merger are subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the parties hereto in writing, in whole or in part, to the extent permitted by applicable law):

          (a)   Offer. Purchaser shall have made, or caused to be made, the
                -----
Offer and shall have accepted for payment, the Shares validly tendered and not withdrawn pursuant to the Offer; provided, however, neither Parent nor Purchaser
                                 --------  -------
may invoke this condition if Purchaser fails to make or cause to be made the Offer or to accept for payment or pay for Shares pursuant to the Offer in violation of the terms of the Offer or of this Agreement.

          (b)   Stockholder Approval. If required by the DGCL, this Agreement
                --------------------
shall have been adopted by the requisite vote of the Stockholders.

          (c)   No Challenge. No Law or Order (whether temporary, preliminary or
                ------------
permanent) shall have been promulgated, enacted, entered or enforced, and no other action shall have been taken, by any Governmental Authority or by any court of competent jurisdiction, that in any of the foregoing cases has the effect of making illegal or directly or indirectly restraining, prohibiting or restricting the consummation of the Merger; provided, however, that prior to
                                            --------  -------
asserting this condition each of the parties will have used its reasonable best efforts to prevent the entry of any such injunction or other Order and to appeal as promptly as possible any such injunction or other order.

                   VIII.  TERMINATION, AMENDMENT AND WAIVER

          8.1   Termination. This Agreement may be terminated at any time before
                -----------
the Effective Time, whether before or after Stockholder approval:

          (a)   By mutual written consent of Parent and the Company; or

          (b) By either Parent or the Company if a Governmental Authority shall have issued an Order, enacted a Law or taken any other action, in each case permanently restraining, enjoining, making illegal or otherwise prohibiting (i) the transactions contemplated by this Agreement or (ii) prior to the Offer Completion Date, for the benefit of Parent only, the purchase of Shares from the parties to the Voting Agreement, pursuant to the Voting Agreement or otherwise, in the case of clauses (i) and
(ii), which shall have become final and nonappealable; or

          (c) By either Parent or the Company if the Offer has not been consummated by January 31, 2001 (the "Outside Date"); or
                                      ------------

          (d) By the Company at any time prior to Purchaser's purchase of Shares in the Offer (the "Offer Completion Date"), if (i) there shall have been
                          ---------------------
a material breach of any of Parent's or Purchaser's representations or warranties hereunder, which breach shall not have been cured within 15 calendar days of the receipt of written notice thereof by Parent from the Company or (ii) there shall have been a material breach on the part of Parent or Purchaser of any of their respective covenants or agreements hereunder, which breach shall not have been cured within 15 calendar days of the receipt of written notice thereof by Parent from the Company; or

          (e) By Parent at any time prior to the Offer Completion Date, if (i) there shall have been a material breach of any of the Company's representations or warranties hereunder, which breach shall not have been cured within 15 calendar days of the receipt of written notice thereof by the Company from Parent or (ii) there shall have been a material breach on the part of the Company of any of its covenants or agreements hereunder, which breach shall not have been cured within 15 calendar days of the receipt of written notice thereof by the Company from Parent; or

          (f) By Parent at any time prior to the Offer Completion Date, if (i) the Board of Directors or any committee thereof shall withdraw, modify or change its recommendation or approval in respect of this Agreement, the Offer or the Merger in a manner adverse to Parent or failed to reconfirm its approval or recommendation in respect of this Agreement within five Business Days after a written request from Parent to do so, (ii) the Board of Directors or any committee thereof shall have recommended any proposal other than by Parent in respect of any Acquisition Transaction, (iii) the Company shall take any action in significant breach of Section 5.2, (iv) any Person or group (as defined in
Section 13(d)(3) of the Exchange Act) other than Parent, Purchaser or any of their respective subsidiaries or affiliates or any party to the Voting Agreement, shall have become the beneficial owner of more than 40% of the outstanding Shares (either on a primary or a fully diluted basis), or (v) in the case of clauses (i), (ii) and (iii), the Board of Directors or any committee thereof shall have resolved to take such action; provided, however, that any
                                                 --------  -------
public statement by the Company that (A) it has received a proposal regarding an Acquisition Transaction, (B) it has given the Parent the notice required by
Section 5.2(b) in connection with its withdrawal of its recommendations, or (C) otherwise only describes the technical operation of Sections 5.2 or 8.2 or this
Section 8.1 shall not be deemed to be a public proposal to withdraw or modify the Board of Directors' recommendation for the purposes of this clause (f) and
Section 5.2; or

          (g) By either Parent or the Company, if the Offer expires or is terminated or withdrawn pursuant to its terms without any Shares being purchased thereunder by Purchaser as a result of the failure of any of the conditions or the occurrence of any of the events set forth in Annex I hereto; or

          (h) By the Company at any time prior to the Offer Completion Date, if the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a written agreement concerning a Superior Proposal with respect to the Company; provided, however,
                                                            --------  -------
that (i) the Company shall have complied with Section 5.2, (ii) the Company shall have given Parent at least four Business Days prior written notice of its intention to terminate this Agreement, attaching a description of all the material terms and conditions of such Superior Proposal to such notice, (iii) during such four Business Days or greater period, the Company engages in good faith negotiations with Parent with respect to such changes as Parent may propose to the terms of the Merger and this Agreement, (iv) Parent does not make prior to such termination of this Agreement a definitive, binding offer which the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable to the Stockholders as such Superior Proposal, and (v) prior to or concurrently with such termination pursuant to this Section 8.1(h) the Company pays to Parent in immediately available funds the fee required to be paid pursuant to Section 8.2(b). The Company agrees to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification.

          8.2  Effect of Termination. (a) In the event of termination of this
               ---------------------
Agreement as provided in Section 8.1 hereof by Parent, on the one hand, or the Company, on the other hand, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and there shall be no liability on the part of Parent, Purchaser or the Company, except that Section 9.3 and this Section 8.2 hereof shall survive any termination of this Agreement indefinitely. Nothing in this Section 8.2 shall relieve any party from liability for any prior deliberate or willful breach of this Agreement.

               (b) (i) If this Agreement is terminated pursuant to Section 8.1(e) and (A) at the time of such termination, (y) this Agreement is not terminable pursuant to Section 8.1(d) and (z) a proposal for an Acquisition Transaction shall have been made known to the Company or been made directly to its Stockholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make a proposal for an Acquisition Transaction and (B) within one year of such termination, the Company becomes a subsidiary of any Person or consummates an Acquisition Transaction, then the Company, upon the closing (and as a condition to the closing) of the Company becoming such a subsidiary or such Acquisition Transaction, shall promptly, but in no event later than two Business Days after the date of such closing, pay to Parent a fee of $53.7 million in cash.

               (ii) If this Agreement is terminated (A) by Parent pursuant to Section 8.1(f), or (B) by the Company pursuant to Section 8.1(h), then the Company shall, in the case of a termination pursuant to Section 8.1(f) promptly, but in no event later than two Business Days, after the date of such termination and, in the case of a termination pursuant to Section 8.1(h) prior to or concurrently with such termination, pay Parent a fee of $53.7 million in cash.

               (iii) If this Agreement is terminated by either the Company or Parent pursuant to Section 8.1(c) or 8.1(g) and (A) prior to such termination,
(y) the Minimum Condition shall not have been satisfied but each other condition to the Offer shall have been satisfied and (z) a proposal for an Acquisition Transaction shall have been made known to the Company or been made directly to the Stockholders generally or any Person shall have publicly announced its intention (whether or not conditional) to make a proposal for an Acquisition Transaction and (B) within one year of such termination, the Company becomes a subsidiary of any Person or consummates an Acquisition Transaction, then the Company (and any Person acquiring the Company and such Person's affiliates), upon the closing (and as a condition to the closing) of the Company becoming such a subsidiary or such Acquisition Transaction, shall promptly, but in no event later than two Business Days after the date of such closing, pay Parent a fee of $53.7 million in cash.

               (iv) This Section 8.2(b) will survive any termination of this Agreement.

               (v) The Company acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Purchaser would not enter into this Agreement; accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 8.2 and, in order to obtain such payment, Parent or Purchaser commences a suit which results in a judgment against the Company for any amounts set forth in this Section 8.2, the Company will pay to Parent and Purchaser their costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

               (vi) All amounts due under this Section 8.2(b) will be paid on the due date in immediately available funds wire transferred to the account designated in writing by Parent.

                            IX.  GENERAL PROVISIONS

          9.1  Non-Survival of Representations, Warranties and Agreements.
               ----------------------------------------------------------
Except as set forth in this Section and in Section 8.2, all representations, warranties and agreements in this Agreement will terminate at the Effective Time or the termination of this Agreement pursuant to Section 8.1 hereof, as the case may be, except that the covenants set forth in Article II and Sections 6.6, 6.7, 6.8, 6.9, 9.10, 9.15 and 9.16 will survive the Effective Time indefinitely or, if applicable, for the period therein specified and those set forth in Section 6.4(b) and 6.4(c) will survive termination indefinitely. This Section 9.1 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Effective Time.

          9.2  Notices.  All notices and other communications given or made
               -------
pursuant hereto shall be in writing and will be deemed to have been duly given or made (i) as of the date delivered or sent by facsimile if delivered personally or by facsimile, and (ii) on the third Business Day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as specified by like notice, except that notices of changes of address will be effective upon receipt):

                  (a)    if to Parent or Purchaser:

                         Foster's Brewing Group Limited
                         77 Southbank Boulevard
                         Southbank Victoria Australia 3006
                         Attention: Company Secretary
                         Facsimile:  011-613-9645-7226

                  With a copy to:

                         Jones, Day, Reavis & Pogue
                         599 Lexington Avenue
                         New York, New York 10022
                         Attention:  James E. O'Bannon
                         Facsimile:  (212) 755-7306

                  (b)    if to the Company:

                         Beringer Wine Estates Company
                         610 Airpark Road
                         P.O. Box 4500
                         Napa, California 94558
                         Attention:   Legal Department
                         Facsimile:   707-259-9510

                  9.3    Expenses.  Except as expressly set forth in Section
                         --------
8.2(b) hereof, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such fees, costs and expenses, whether or not the Merger is consummated.

                  9.4    Certain Definitions. For purposes of this Agreement,
                         -------------------

the term:

                  (a)    "affiliate" of a Person means a Person that directly or
                          ---------
indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person (for the purpose of this definition "control" (including the terms "controlled by" and "under common
                 -------
control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise); and

                  (b)    "Person" means an individual, corporation, partnership,
                          ------
limited liability company, association, trust or any unincorporated organization.

                  (c)    "knowledge" of the Company means the actual knowledge
                          ---------
after reasonable inquiry of the persons listed in Section 9.4 of the Disclosure Schedule.

                  (d)    "Permitted Liens" are (i) Liens imposed by law that
                          ---------------
were incurred in the ordinary course of business such as carrier's, warehousemen's and mechanic's Liens, which Liens do not materially detract from the value of such properties or materially impair the use thereof in the operation of the respective businesses of the Company and its Subsidiaries, (ii) Liens arising pursuant to purchase money security interests relating to indebtedness representing an amount no greater than the purchase price of such properties, (iii) Liens for taxes an assessments not yet due and payable or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established, or (iv) Liens set forth in the Disclosure Schedule.

                  9.5    Schedules.  Any matter disclosed in any section or
                         ---------
subsection of the Disclosure Schedule shall be deemed to be incorporated in and disclosed for the purposes of any other section or subsection of the Disclosure Schedule to which it may be relevant to the extent such relevance is reasonably apparent on its face. All reference to section numbers are references to Sections of the Agreement.

                  9.6    Headings.  The headings contained in this Agreement are
                         --------
for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

                  9.7    Severability. If any term or other provision of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

                  9.8    Entire Agreement; No Third-Party Beneficiaries. This
                         ----------------------------------------------
Agreement and the Voting Agreement constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, this Agreement is not intended to confer upon any other Person any rights or remedies hereunder.

                  9.9    Assignment. This Agreement may not be assigned by
                         ----------
operation of law or otherwise, except that Parent and Purchaser may assign all or any of their rights hereunder to any affiliate of Parent provided that no such assignment will relieve the assigning party of its obligations hereunder.

                  9.10   Governing Law.  This Agreement will be governed by, and
                         -------------
construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State.

                  9.11   Amendment.  This Agreement may be amended by the
                         ---------
parties hereto by action taken by Parent and Purchaser, and by action taken by or on behalf of the Board of Directors at any time before the Effective Time and at any time before or after approval by the Stockholders; provided, however, that, after adoption of this Agreement by the Stockholders, no amendment may be made which would reduce the amount or change the type of consideration into which each Share will be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  9.12   Waiver. At any time before the Effective Time, any
                         ------
party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. Any such waiver will constitute a waiver only with respect to the specific matter described in such writing and will in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, will be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

                  9.13   Incorporation of Annex I. Annex I attached hereto is
                         ------------------------
hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                  9.14   Enforcement of Agreement. The parties hereto agree that
                         ------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  9.15   Jurisdiction; Consent to Service of Process. (a) Each
                         -------------------------------------------
party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery or other courts of the State of Delaware (a "Delaware Court"), and any appellate court from any such
                      --------------
court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in a Delaware Court.

                  (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in a Delaware

Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction; provided that the foregoing will not apply to any suit, action or proceeding by a party seeking indemnification or contribution pursuant to this Agreement or otherwise in respect of a suit, action or proceeding against such party by a third party if such suit, action or proceeding by such party seeking indemnification or contribution is brought in the same court as the suit, action or proceeding against such party.

                  (c) No party may move to (i) transfer any such suit, action or proceeding from a Delaware Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a Delaware Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in a Delaware Court for the purpose of bringing the same in another jurisdiction.

                  (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a Delaware Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

                  9.16   WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY
                         --------------------
IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  9.17   Miscellaneous. As used in this Agreement, (i)
                         -------------
references to Sections, Annexes and Schedules are to Sections, Annexes or Schedules of or to this Agreement, (ii) terms used herein with initial capital letters have the meanings ascribed to them herein, (iii) the word "or" is disjunctive but not exclusive, (iv) no provision hereof will be interpreted in favor of or against any party by reason of which party drafted such provision or this Agreement as an entirety, and (v) terms used herein which are defined in US GAAP have the meanings ascribed to them therein.

                  9.18   Counterparts. This Agreement may be executed in one or
                         ------------
more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which will constitute one and the same agreement.

                  IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                           BERINGER WINE ESTATES HOLDINGS, INC.


                                           By: /s/ Walter T. Klenz
                                              ________________________________
                                              Name:  Walter T. Klenz
                                              Title: Chairman & CEO


                                           FOSTER'S BREWING GROUP LIMITED


                                           By: /s/ Peter A. Bobeff
                                              ________________________________
                                              Name:  Peter A. Bobeff
                                              Title: SVP Commercial Affairs


                                           BORDEAUX ACQUISITION CORP.


                                           By: /s/ Terry J. Davis
                                              ________________________________
                                              Name:  Terry J. Davis
                                              Title: Director

                                                                    ANNEX I

                  Conditions to the Offer. Notwithstanding any other provision
                  -----------------------
of the Offer, Purchaser will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and (subject to any such rules or regulations) may delay the acceptance for payment of any tendered Shares and (except as provided in this Agreement) amend or terminate the Offer (whether or not any Shares have theretofore been purchased or paid for pursuant to the Offer) (A) unless the following conditions shall have been satisfied: (i) there shall be validly tendered and not withdrawn prior to the Expiration Date a number of Shares that, together with any Shares that the Purchaser has the right to acquire pursuant to the Voting Agreement (but that have not been validly tendered or have been withdrawn prior to the Expiration Date) and any Shares then owned by Parent or any of its Subsidiaries, constitutes at least a majority of the total voting power of the outstanding securities of the Company entitled to vote in the election of directors or in a merger (the "Voting Securities"), calculated on a
                                           -----------------
fully diluted basis on the date of purchase ("on a fully diluted basis" having the following meaning: as of any date the number of Voting Securities outstanding, together with the number of Voting Securities the Company is then required to issue pursuant to obligations outstanding at that date under employee stock options, warrants, benefit plans or other rights to purchase or acquire Voting Securities, assuming the absence of any vesting requirements or conditions) (the "Minimum Condition"), and (ii) any applicable waiting period
                  -----------------
under the HSR Act shall have expired or been terminated prior to the expiration of the Offer, or (B) if at any time on or after the date of this Agreement and prior to the time of acceptance of Shares for payment or payment therefor any of the following conditions exists:

                  (a) there shall be in effect an injunction or other order, decree, judgment or ruling by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission of competent jurisdiction or a statute, rule, regulation, executive order or other action shall have been promulgated, enacted or taken by a governmental authority or a governmental, regulatory or administrative agency or commission of competent jurisdiction which in any such case
         (i) restrains or prohibits the making or consummation of the Offer, the consummation of the Merger or the purchase of Shares pursuant to the Voting Agreement, (ii) prohibits or restricts the ownership or operation by Parent (or any of its affiliates or Subsidiaries) of any material portion of its or the Company's business or assets, or compels Parent (or any of its affiliates or Subsidiaries) to dispose of or hold separate any material portion of its or the Company's business or assets, (iii) imposes material limitations on the ability of Parent effectively to acquire or to hold or to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by Parent on all matters properly presented to the stockholders of the Company, (iv) imposes any material limitations on the ability of Parent or any of its affiliates or Subsidiaries effectively to control in any material respect the business and operations of the Company, or (v) which otherwise would have a Company Material Adverse Effect; or

                  (b) there shall be instituted or pending any action or proceeding by a governmental authority before any governmental, regulatory or administrative agency or commission of competent jurisdiction seeking any injunction, order, decree, judgment or ruling having any effect set forth in (a) above; or

                  (c) this Agreement shall have been terminated by the Company or Parent in accordance with its terms or any event shall have occurred which gives Parent or Purchaser the right to terminate this Agreement or not consummate the Merger; or

                  (d) (i) any representation or warranty made by the Company in this Agreement shall not have been true and correct in all material respects when made if the representation or warranty is not qualified as to materiality or a Company Material Adverse Effect or, if qualified, shall not have been true and correct when made, or shall have ceased to be true and correct in all material respects as of the Expiration Date as if made as of such date if the representation or warranty is not qualified as to materiality or a Company Material Adverse Effect or, if not so qualified, shall have ceased to be true and correct, (ii) as of the Expiration Date the Company shall not in all material respects have performed any obligation or agreement and complied with its material covenants to be performed and complied with by it under this Agreement, or (iii) the Company or any Stockholder party to the Voting Agreement shall have materially breached the Voting Agreement; or

                  (e) there shall have occurred and be continuing (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange, Nasdaq Stock Market or Australian Stock Exchange (not including any suspension or limitation of trading in any particular security) or any setting of minimum prices for trading on such exchange, (ii) any banking moratorium declared by the U.S. Federal, New York or Australian authorities or any suspension of payments in respect of banks in the United States (iii) any commencement of war, armed hostilities or other international or national calamity directly involving the United States or Australia, in each case having a material adverse effect on the functionality of financial markets in the United States or Australia, or (iv) in the case of any of the foregoing, existing at the time of commencement of the Offer, a material acceleration or worsening thereof; or

                  (f) Parent and the Company shall have agreed that Parent shall amend the Offer to terminate the Offer or postpone the payment for Shares pursuant thereto.

Subject to Parent and Purchaser's obligations under the Merger Agreement, the foregoing conditions are for the sole benefit of Parent and may be asserted by Parent regardless of the circumstances (including any action or inaction by Parent) giving rise to any such conditions and such conditions, other than the Minimum Condition, may be waived by Parent in whole or in part at any time and from time to time, in each case, in the exercise of the good faith judgment of Parent and subject to the terms of this Agreement. The failure by Parent at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time and from time to time.